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FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 24.1 - POWER OF ATTORNEY

     KNOWN ALL ME BY THESE PRESENT - that each person whose signature appears below constitutes and appoints Joseph E. O'Dell and David R. Tomb, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to do done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1934, this report has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE AND CAPACITY                                            DATE

/S/JOSEPH E. O'DELL                                           March 18, 1997
Joseph E. O'Dell, President and CEO and Director

/S/DAVID R. TOMB, JR.                                         March 18, 1997
David R. Tomb, Jr., Senior Vice President, Secretary
and Treasurer and Director

/S/JOHN J. DOLAN                                              March 18, 1997
John J. Dolan, Sr. Vice President and Comptroller & CFO (1)


/S/CHARLES J. SHEFTIC                                         March 18, 1997
Charles J. Sheftic, Director


/S/RONALD C. GEISER                                           March 18, 1997
Ronald C. Geiser, Director


/S/SUMNER E. BRUMBAUGH                                        March 18, 1997
Sumner E. Brumbaugh, Director


/S/JOHNSTON A. GLASS                                          March 18, 1997
Johnston A. Glass, Director


/S/E. H. BRUBAKER                                             March 18, 1997
E. H. Brubaker, Director


/S/HARVEY H. HEILMAN                                          March 18, 1997
Harvey H. Heilman, Director


/S/DAVID F. IRVIN                                             March 20, 1997
David F. Irvin, Director


/S/DAVID L. JOHNSON                                           March 20, 1997
David L. Johnson, Director


/S/EDWARD T. COTE                                             March 20, 1997
Edward T. Cote , Director


(1) Also Chief Accounting Officer